SCHEDULE II

					INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-INTEREP NATIONAL RADIO SALES

          GAMCO INVESTORS, INC.
                      10/20/04            2,000-             .8000
                      10/11/04            2,000-             .8000
                      10/04/04            2,000-             *DO
                       9/10/04            6,000-             .8600
                       9/08/04            4,000-             .8600
                       9/07/04            4,000-             .8675
                       9/02/04           15,000              .8235

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLETIN BOARD.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.